Exhibit 99.1

AMD News Release

EDITORIAL CONTACT:	INVESTOR CONTACT:
Drew Prairie	Ruth Cotter
(512) 602-4425	(408) 749-3887
drew.prairie@amd.com	ruth.cotter@amd.com

AMD Reports First Quarter Results

SUNNYVALE, Calif. — April 21, 2009 — AMD (NYSE:AMD) today reported first quarter 2009 results.

For financial reporting purposes, AMD consolidates the operating results of GLOBALFOUNDRIES Inc. in its results as of March 2, 2009 and has created the Foundry segment as of the start of the fiscal year. References to “AMD” in this announcement include these consolidated operating results which are reported for GAAP purposes. “AMD Product Company” refers to AMD, excluding the operating results of the Foundry segment and intersegment eliminations1,2.

AMD reported revenue for first quarter of 2009 of $1.177 billion. First quarter 2009 revenue was flat compared to the fourth quarter of 2008 and decreased 21 percent compared to the first quarter of 2008.

“AMD’s sequential microprocessor unit and revenue growth in difficult economic conditions demonstrate we can grow in an environment where customers are looking for maximum value,” said Dirk Meyer, AMD president and CEO. “We delivered on a number of important priorities in the first quarter. We launched GLOBALFOUNDRIES, maintained our cadence of new product and platform introductions, and made solid progress on our restructuring activities. The result is a more nimble AMD, capable of achieving long-term success based on our strengths designing and integrating industry-leading computing and graphics technologies.”

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In the first quarter of 2009, AMD reported a net loss attributable to AMD common stockholders of $416 million or $0.66 per share, which includes a net unfavorable impact of $22 million, or $0.04 per share, as described in the table below3 . AMD’s operating loss was $308 million.

In the fourth quarter of 2008, AMD had revenue from continuing operations of $1.162 billion, a net loss of $1.437 billion and an operating loss of $1.274 billion. In the first quarter of 2008, AMD had revenue from continuing operations of $1.487 billion, a net loss of $351 million and an operating loss of $234 million.

In the first quarter of 2009, AMD Product Company reported an adjusted non-GAAP net loss of $189 million and an adjusted non-GAAP operating loss of $124 million.

First quarter 2009 AMD gross margin was 43 percent, including a positive impact of 5 percentage points due to a $64 million benefit from the sale of inventory written down in the fourth quarter of 2008. Fourth quarter 2008 gross margin was 23 percent, including a negative impact of 20 percentage points due to a $227 million inventory write down. First quarter 2009 AMD Product Company non-GAAP gross margin was 35 percent.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

Considering current macroeconomic conditions, limited visibility and historical seasonal patterns, AMD expects its Product Company revenue to be down for the second quarter of 2009.

Additional Highlights

•

AMD completed its Asset Smart transaction with the Advanced Technology Investment Company (ATIC) and Mubadala Development Company of Abu Dhabi, creating GLOBALFOUNDRIES, a leading-edge semiconductor manufacturing company.

•	AMD unveiled the “Yukon” platform for ultrathin notebook PCs, which debuted in the award-winning HP Pavilion dv2 notebook that received CES “Best-of-Show” recognition from Laptop Magazine.

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•

AMD launched “Dragon” platform technology designed for high-definition gaming, video processing and entertainment at an affordable price. “Dragon” systems powered by AMD Phenom™ II quad-core processors are available from more than 40 AMD partners worldwide, including Dell, Alienware and HP. AMD also broadened its desktop product lineup with additional AMD Phenom II quad-core processors and the industry’s first 45nm triple-core processor.

•	AMD expanded its award-winning Mobility Radeon series of graphics processors to include the ATI Radeon HD 4000 series.

•	Dell, HP, IBM and Sun updated their AMD-based server offerings to take advantage of new Quad-Core AMD Opteron™ processors targeting both low-power and high-performance designs.

•

As part of its strategy to further penetrate the workstation graphics market, AMD unveiled the ATI FirePro 2450 graphics processor targeting energy-efficient workstations and the ATI FirePro V7750 for high-performance workstations.

•

AMD demonstrated the AMD Fusion Render Cloud, which has been designed to use the power of the ATI Radeon 4800 series graphics chips to stream HD quality gaming and multimedia experiences to virtually any device with a web browser.

•

AMD was named to the Global 100 Most Sustainable Companies in the World and 100 Best Corporate Citizens lists for 2009. Additionally, AMD’s Lone Star campus in Austin, TX achieved gold certification under the U.S. Green Building Council Leadership in Energy and Environmental Design (LEED) Green Building Rating System™.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

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Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common Stockholders to AMD Product Company Non-GAAP Net Income (Loss) 1,2,3,4

(Millions except per share amounts)	Q1-09		Q4-08		Q1-08
GAAP net income (loss) attributable to AMD common stockholders / EPS	$(416)	$(0.66)	$(1,443)	$(2.37)	$(364)	$(0.60)
Loss from discontinued operations	—	—	(10)	(0.02)	(30)	(0.05)
Income (loss) attributable to AMD stockholders from continuing operations	$(416)	$(0.66)	$(1,433)	$(2.35)	$(334)	$(0.55)
Gross margin benefit from sales of inventory written down in Q4-08	64	0.10	—	—	—	—
Incremental write-down of inventory	—	—	(227)	(0.37)	—	—
Amortization of acquired intangibles	(18)	(0.03)	(30)	(0.05)	(40)	(0.07)
ATI impairment of goodwill and acquired intangible assets	—	—	(684)	(1.12)	—	—
Restructuring charges	(60)	(0.10)	(50)	(0.08)	—	—
AMD Product Company formation costs associated with GLOBALFOUNDRIES	(21)	(0.03)	(23)	(0.04)	—	—
Investment net charges	(9)	(0.01)	(21)	(0.03)	—	—
Gain on debt buyback	108	0.17	26	0.04	—	—
Gain on sale of Handheld assets	28	0.04	—	—	—	—
Incremental tax provision related to the formation of GLOBALFOUNDRIES	(114)	(0.18)	—	—	—	—
Net unfavorable impact subtotal	$(22)	$(0.04)	$(1,009)	$(1.66)	$(40)	$(0.07)
Non-GAAP net income (loss) attributable to AMD common stockholders	$(394)		$(424)		$(294)
Net income (loss) from Foundry segment and intersegment eliminations	(317)	(0.51)
Incremental tax provision related to the formation of GLOBALFOUNDRIES	114	0.18
Net (income) loss attributable to non-controlling interest	6	0.01
Class B preferred accretion	(8)	(0.01)
AMD Product Company non-GAAP net income (loss)	$(189)

Reconciliation of GAAP to AMD Product Company Non-GAAP Operating Income (Loss) 1,2,3,4

(Millions)	Q1-09	Q4-08	Q1-08
GAAP operating income (loss)	$(308)	$(1,274)	$(234)
Gross margin benefit from sales of inventory written down in Q4-08	64	—	—
Incremental write-down of inventory	—	(227)	—
Amortization of acquired intangibles	(18)	(30)	(40)
ATI impairment of goodwill and acquired intangible assets	—	(684)	—
Restructuring charges	(60)	(50)	—
AMD Product Company formation costs associated with GLOBALFOUNDRIES	(21)	(23)	—
Non-GAAP operating income (loss)	$(273)	$(260)	$(194)
Operating income (loss) from Foundry segment and intersegment eliminations	(149)
AMD Product Company non-GAAP operating income (loss)	$(124)

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Reconciliation of GAAP to AMD Product Company Non-GAAP Gross Margin1,2,3,4

(Millions, except percentages)	Q1-09	Q4-08	Q1-08
GAAP Gross Margin	$503	$272	$621
GAAP Gross Margin %	43%	23%	42%
Gross margin benefit from sales of inventory written down in Q4-08	64	—	—
Incremental write-down of inventory	—	(227)	—
Non-GAAP Gross Margin	$439	$499	$621
Non-GAAP Gross Margin %	37%	43%	42%
Gross margin from Foundry segment and intersegment eliminations	27
AMD Product Company non-GAAP Gross Margin	$412
AMD Product Company non-GAAP Gross Margin %	35%

Select Segment Information4

(Millions, except percentages)	Q1-09	vs Q4-08	vs Q1-08
Computing Solutions
Revenue	$938	7%	-21%
Microprocessor Units		up	down
Microprocessor Average Selling Prices (ASP)		down	down
Graphics
Revenue	$222	-18%	-15%
Graphic Processor Units		down	down
Graphic Processor Average Selling Prices (ASP)		down	up

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com

Cautionary Statement

This release contains forward-looking statements concerning AMD Product Company, its second quarter 2009 revenue, and its future products and technologies, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will continue in their current state or worsen resulting in lower than currently expected revenue in the second quarter of 2009 and beyond; the company’s Asset Smart strategy will be less beneficial than anticipated; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s restructuring efforts will not be effective; the company will be unable to develop, launch and ramp

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new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 27, 2008.

AMD, the AMD Arrow logo, AMD Opteron, AMD Phenom, AMD Athlon and combinations thereof, and ATI, the ATI logo, FireGL, CrossFireX and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 through March 28, 2009. Intersegment eliminations consist of revenues, cost of sales and profits on inventory between AMD Product Company and the Foundry segment.

[2]

The Company is providing non-GAAP financial measures for AMD Product Company such as a statement of operations and selected balance sheet items as reflected in this press release. In addition, for AMD Product Company, the Company is providing non-GAAP financial measures such as net income (loss), operating income (loss) and gross margin which exclude certain adjustments as reflected in the tables in the body of this press release. AMD is providing these financial measures because it believes it is important for investors to have visibility into AMD’s financial results excluding the Foundry segment, intersegment eliminations and certain adjustments as reflected in the tables in this press release.

[3]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures for AMD net income (loss) attributable to AMD common stockholders, operating income (loss) and gross margin. These non-GAAP financial measures exclude certain adjustments as reflected in the tables in this press release. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

[4]	Refer to corresponding tables at the end of this press release for additional AMD and AMD Product Company data.

6

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended
	March 28, 2009 (Unaudited)	Dec. 27, 2008(1) (Unaudited)	March 29, 2008(1) (Unaudited)
Net revenue	$1,177	$1,162	$1,487
Cost of sales	674	890	866

Gross margin	503	272	621
Gross margin %	43%	23%	42%
Research and development	446	465	478
Marketing, general and administrative	287	317	337
Amortization of acquired intangible assets	18	30	40
Impairment of goodwill and acquired intangible assets	—	684	—
Restructuring charges	60	50	—

Operating income (loss)	(308)	(1,274)	(234)
Interest income	3	7	15
Interest expense	(97)	(95)	(101)
Other income (expense), net	104	4	(1)

Income (loss) before income taxes	(298)	(1,358)	(321)
Provision (benefit) for income taxes	116	69	—

Income (loss) from continuing operations	(414)	(1,427)	(321)
Income (loss) from discontinued operations, net of tax	—	(10)	(30)

Net income (loss)	$(414)	$(1,437)	$(351)
Net (income) loss attributable to noncontrolling interest	6	(6)	(13)
Class B preferred accretion	(8)	—	—

Net Income (loss) attributable to AMD common stockholders	$(416)	$(1,443)	$(364)

Net income (loss) attributable to AMD common stockholders per common share
Basic and diluted
Continuing operations	$(0.66)	$(2.35)	$(0.55)
Discontinued operations	0.00	(0.02)	(0.05)

Basic and diluted net income (loss) per common share	$(0.66)	$(2.37)	$(0.60)

Shares used in per share calculation
Basic and diluted	626	609	606

(1)	Includes retrospective adoption of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1) in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS(2)

(Millions except per share amounts and percentages)

	Quarter Ended March 28, 2009
	AMD Product Company (3)	Foundry segment and intersegment eliminations (4)	AMD
Net revenue	$1,177	$—	$1,177
Cost of sales	701	(27)	674

Gross margin	476	27	503
Gross margin %	40%		43%
Research and development	305	141	446
Marketing, general and administrative	252	35	287
Amortization of acquired intangible assets	18	—	18
Restructuring charges	60	—	60

Operating income (loss)	(159)	(149)	(308)
Interest income	6	(3)	3
Interest expense	(74)	(23)	(97)
Other income (expense), net	129	(25)	104

Income (loss) before income taxes	(98)	(200)	(298)
Provision (benefit) for income taxes	(1)	117	116

Net income (loss)	$(97)	$(317)	$(414)
Net (income) loss attributable to noncontrolling interest			6
Class B preferred accretion			(8)

Net income (loss) attributable to AMD common stockholders			$(416)

(2)	The Company believes this non-GAAP presentation makes it easier for investors to understand what AMD financial results would be if it were not required to consolidate the operations of GLOBALFOUNDRIES.

(3)	Consists of the results of the Computing Solutions and Graphics segments and the All other category.

(4)	See footnotes 3 and 5 in Selected Corporate Data

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	March 28, 2009	Dec. 27, 2008(5)
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$2,719	$1,096
Accounts receivable, net	414	320
Inventories	539	656
Prepaid expenses and other current assets	254	279
Deferred income taxes	45	28

Total current assets	3,971	2,379
Property, plant and equipment, net	4,137	4,296
Goodwill	323	323
Acquisition related intangible assets, net	150	168
Other assets	471	506

Total Assets	$9,052	$7,672

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$497	$631
Accrued compensation and benefits	147	162
Accrued liabilities	684	785
Deferred income on shipments to distributors	87	50
Current portion of long-term debt and capital lease obligations	281	286
Other short-term obligations	134	86
Other current liabilities	249	226

Total current liabilities	2,079	2,226
Deferred income taxes	219	91
Long-term debt and capital lease obligations, less current portion	5,282	4,490
Other long-term liabilities	546	569
Noncontrolling interest	1,089	169
Stockholders’ equity (deficit):
Capital stock:
Common stock, par value	7	6
Capital in excess of par value	6,380	6,264
Retained earnings (deficit)	(6,667)	(6,251)
Accumulated other comprehensive income	117	108

Total stockholders’ equity (deficit)	(163)	127

Total Liabilities and Stockholders’ Equity (Deficit)	$9,052	$7,672

(5)	Amounts for the year ended December 27, 2008 were derived from the December 27, 2008 audited financial statements, including retrospective adoption of FSP APB 14-1 implemented in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended
	March 28, 2009	Dec. 27, 2008	March 29, 2008
Segment and Category Information from Continuing Operations
Computing Solutions (1)
Net revenue	$938	$873	$1,194
Operating income (loss)	$(36)	$(431)	$(164)
Graphics (2)
Net revenue	222	270	262
Operating income (loss)	1	(10)	13
Foundry (3)
Net revenue	283
Operating income (loss)	(141)
All Other (4)
Net revenue	17	19	31
Operating income (loss)	(124)	(833)	(83)
Intersegment eliminations (5)
Net revenue	(283)
Operating income (loss)	(8)
Total from Continuing Operations
Net revenue	$1,177	$1,162	$1,487
Operating income (loss)	$(308)	$(1,274)	$(234)
Revenue Reconciliation
Revenue from continuing operations	$1,177	$1,162	$1,487
Revenue from discontinued operations	—	8	18

Total revenue	$1,177	$1,170	$1,505
Other Data
AMD Product Company (excludes Foundry segment and intersegment eliminations)
Depreciation and amortization (excluding amortization of acquired intangible assets)	$105
Capital additions	$17
Adjusted EBITDA (6)	$99
Cash, cash equivalents and marketable securities (7)	$1,599
Total assets (7)	$4,536
Long-term debt (7)	$3,711
Headcount	10,511
AMD
Depreciation and amortization (excluding amortization of acquired intangible assets)	$262	$271	$266
Capital additions	$84	$112	$322
Adjusted EBITDA (6)	$77	$(284)	$73
Headcount	13,408	14,652	16,398

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.

(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.

(3)	Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 through March 28, 2009. Prior periods have not been recast.

(4)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are charges for the impairment of goodwill and acquired intangible assets for prior periods, amortization of acquired intangible assets, restructuring and AMD Product Company formation costs associated with GLOBALFOUNDRIES. Details of these significant items are shown below. The All Other category also includes the results of our Handheld business.

Employee stock-based compensation expense, ATI acquisition-related charges, restructuring charges and AMD Product Company formation costs associated with GLOBALFOUNDRIES:

	Quarter Ended
	Q109	Q408	Q108
Employee stock-based compensation expense	$17	$20	$21
Impairment of goodwill and acquired intangible assets	—	684	—
Amortization of acquired intangible assets	18	30	40
Restructuring charges	60	50	—
AMD Product Company formation costs associated with GLOBALFOUNDRIES	21	23	—

	$116	$807	$61

(5)	Represents intersegment eliminations of $283 million in revenue and $275 million in cost of sales and profits on inventory between AMD Product Company and the Foundry segment.

(6)	AMD reconciliation of net income (loss) attributable to AMD common stockholders to AMD Product Company (excluding Foundry segment and intersegment eliminations) Adjusted EBITDA*

Quarter Ended Q109
Net income (loss) attributable to AMD common stockholders	$(416)
Net income (loss) attributable to noncontrolling interest	(6)
Class B preferred accretion	8
Foundry segment and intersegment eliminations net loss	317
AMD Product Company net income (loss)	$(97)
Depreciation and amortization	105
Amortization of acquired intangible assets	18
Interest expense	74
Provision (benefit) for income taxes	(1)

Adjusted EBITDA	$99

AMD reconciliation of net income (loss) attributable to AMD common stockholders to Adjusted EBITDA*

	Quarter Ended
	Q109	Q408	Q108
Net income (loss) attributable to AMD common stockholders	$(416)	$(1,443)	$(364)
Impairment of goodwill and acquired intangible assets	—	684	—
Depreciation and amortization	262	271	266
Amortization of acquired intangible assets	18	30	40
Interest expense	97	95	101
Provision (benefit) for income taxes	116	69	—
Income (loss) from discontinued operations, net of tax	—	10	30

Adjusted EBITDA	$77	$(284)	$73

(7)	Reconciliation of select balance sheet items

	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt
AMD Product Company	$1,599	$4,536	$3,711
Foundry segment and intersegment eliminations	1,120	4,516	1,717

AMD	$2,719	$9,052	$5,428

*	The Company defines Adjusted EBITDA as net income (loss) attributable to AMD common stockholders adjusted for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense, taxes and discontinued operations. AMD Product Company’s adjusted EBITDA is also adjusted for the Foundry segment and intersegment eliminations net income (loss), net income (loss) attributable to noncontrolling interest and class B preferred accretion. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.